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                                                                      Exhibit 11

                         NU HORIZONS ELECTRONICS CORP.
                                  EXHIBIT 11
                                  __________



                                              FOR THE YEAR ENDED
                                              ------------------

                                      February     February     February
                                      28, 2001     29, 2000     28, 1999
                                      --------     --------     --------
BASIC EARNINGS:
---------------


Net Income                          $35,352,085   $11,698,786  $ 4,544,831
                                    ===========   ===========  ===========

Weighted average number
of common shares outstanding         16,213,084    13,511,345   13,786,095
                                    ===========   ===========  ===========

Basic earnings per common share     $      2.18   $       .87  $       .33
                                    ===========   ===========  ===========

DILUTED EARNINGS:
-----------------

Net income                          $35,352,085   $11,698,786  $ 4,544,831

Net (after tax) interest expense
related to convertible debt                   -       332,296      340,000
                                    -----------   -----------  -----------

Net income as adjusted              $35,352,085   $12,031,082  $ 4,884,831
                                    ===========   ===========  ===========

SHARES:

Weighted average number of
common shares outstanding            16,213,084    13,511,345   13,786,095

Stock options                         1,532,991     2,988,906    2,731,760

Assuming conversion of
convertible debt                              -     1,047,538    1,235,323
                                    -----------   -----------  -----------

Weighted average number
of common shares outstanding
as adjusted                          17,746,075    17,547,789   17,753,178
                                    ===========   ===========  ===========

DILUTED EARNINGS PER
COMMON SHARE                        $      1.99   $       .67  $       .28
                                    ===========   ===========  ===========